Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Lindner Investments, does hereby certify, to such officer's knowledge, that the report on Form N-CSR of Lindner Investments for the year ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Lindner Investments for the stated period.


/s/ Doug T. Valassis                   /s/ Robert L. Miller
--------------------                   --------------------
Doug T. Valassis                       Robert L. Miller
Chairman, Lindner Investments          Treasurer, Lindner Investments

Dated: 8/28/2003                       Dated: 8/28/2003
       ---------                              ---------


A signed original of this written statement required by Section 906 has been provided to Lindner Investments and will be retained by Lindner Investments and furnished to the SEC or its staff upon request. This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Lindner Investments for purposes of the Securities Exchange Act of 1934.